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        Exhibit 23.1 - Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 333-62725) pertaining to the registration of 400,000 shares of Common Stock in the Insignia/ESG Holdings, Inc. 401(k) Savings Plan, (2) the Registration Statement (Form S-8 No. 333-62727) pertaining to the registration of 1,500,000 shares of Common Stock under Insignia/ESG Holdings, Inc. 1998 Employee Stock Purchase Plan, (3) the Registration Statement (Form S-8 No. 333-62731) pertaining to the registration of 3,500,000 shares of Common Stock under Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan, (4) the Registration Statement (Form S-8 No. 333-67475) pertaining to the registration of 1,289,329 shares of Common Stock of Insignia Financial Group, Inc.(f/k/a Insignia/ESG Holdings, Inc.) under the Richard Ellis Group Limited 1997 Unapproved Share Option Scheme, (5) the Registration Statement (Form S-8 No. 333-77353) of Insignia Financial Group, Inc. (f/k/a Insignia/ESG Holdings, Inc.) pertaining to the registration of 611,962 shares of Common Stock of Insignia Financial Group, Inc. (f/k/a Insignia/ESG Holdings, Inc.) under the St. Quintin Holdings Limited 1999 Unapproved Share Option Scheme, (6) the Registration Statement (Form S-8 No. 333-78639) of Insignia Financial Group, Inc. (f/k/a Insignia/ESG Holdings, Inc.) under the Insignia Financial Group, Inc. 401(k) Restoration Plan and (7) the Registration Statement (Form S-8 No. 333-88371) pertaining to the registration of 105,686 shares of Common Stock of Insignia Financial Group, Inc. (f/k/a Insignia/ESG Holdings, Inc.) under the Non-Qualified Stock Option Agreements, of our report dated February 18, 1999 with respect to the consolidated financial statements of Insignia Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                            /s/ Ernst & Young LLP

New York, New York
March 27, 2000